Candlewood Hotel Company, Inc. 8621 East 21st Street North Suite 200 Wichita, KS 67206 (316) 631-1300

FOR FURTHER INFORMATION:

AT THE COMPANY:		AT FRB WEBER SHANDWICK:
Warren D. Fix	Tim D. Johnson	Georganne Palffy
Chief Financial Officer	Vice President	Investor Info.
(316) 631-1300	(316) 631-1300	(312) 640-6768

FOR IMMEDIATE RELEASE
FRIDAY, AUGUST 15, 2003

CANDLEWOOD HOTEL COMPANY REPORTS SECOND QUARTER 2003 RESULTS

WICHITA, Kansas, August 15, 2003 — Candlewood Hotel Company, Inc. (OTCBB: CNDL), a leading owner, manager and franchisor of high-quality, value-oriented, business-travel hotels, today announced results for its second quarter ended June 30, 2003.

Second Quarter 2003 Results
 Comparing the operating results of the Candlewood hotels owned, leased and managed by the Company, occupancy decreased 4.6 points to 74.3 percent, compared to 78.9 percent in the second quarter of 2002. Average daily rate (ADR) for the quarter ended June 30, 2003 was $55.17, a 0.1 percent increase, compared to $55.11 in the second quarter of 2002. Revenue per available room (RevPAR) was $40.96 for the quarter ended June 30, 2003, a decrease of 5.8 percent from $43.50 in the second quarter of 2002.

Revenue from the Company’s owned and leased hotels for the quarter ended June 30, 2003 was $30.9 million, compared to $32.4 million for the same period in 2002. Total hotel operating revenue (including hotel operations, franchise and management fee income, and loss from joint ventures) for the quarter ended June 30, 2003 was $31.3 million, compared to $33.3 million for the same period in 2002. The decrease in total revenue over the comparable period was primarily attributable to the decrease in RevPAR at the Company’s hotels.

Hotel and corporate operating expense was $20.8 million for the second quarter of 2003, a $1.5 million decrease compared to the second quarter of 2002 operating expense of $22.3 million. The decrease in operating expense was primarily attributable to reduced advertising expense and non-hotel staffing reductions. Income from hotel operations (hotel operating revenues less hotel and related corporate operating expenses) was $10.5 million for the second quarter of 2003, compared with $11 million for the comparable period in 2002. Loss before preferred dividends was $6.8 million for the quarter ended June 30, 2003, compared with a loss of $4.3 million for the same time period in 2002. The increase in net loss over the comparable period during 2002 was primarily attributable to an impairment loss of $3.6 million recorded by the Company in the second quarter of 2003 associated with the sale and leaseback of seven joint venture hotels. The sale and

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Financial Relations Board serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefor.
The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

Candlewood Hotel Company, Inc.
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leaseback of seven joint venture hotels. The sale and leaseback transaction was completed in July of 2003.

During the second quarter, four franchised hotels opened. As of June 30, 2003, there were four Candlewood franchised hotels under construction. In addition, during the quarter, the Company purchased one hotel from its joint venture with Mass Mutual and Boston Capital.

Form 10-Q
 The Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 on August 14, 2003.

About the Company
 Candlewood Hotel Company, headquartered in Wichita, Kansas, owns, operates and franchises Candlewood Suites and Cambridge Suites — hotel properties that offer high-quality accommodations for all guests, while catering to mid-market and upscale business and personal travelers seeking multiple night stays. Jack DeBoer, Chairman and CEO and founder of Residence Inn, started Candlewood Hotel Company in late 1995.

Interim financial results may not be indicative of results for future periods. The matters in this press release include “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are qualified by cautionary statements contained herein and in Candlewood Hotel Corporation filings with the Securities and Exchange Commission. Factors which may affect our results include: continued declines in RevPAR which would impact our liquidity and ability to pay debts as they come due, the impact of terrorist attacks or general economic recession on our results from operations, the inability to service, extend or modify the terms of our outstanding indebtedness and lease obligations, the inability to secure additional market share due to competition and other factors ,the inability of our operations to generate sufficient cash flow to meet our operating expenses, the inability to improve RevPAR through the management of occupancy levels and pricing, the inability to redeem our preferred stock at the redemption date, the risk that overbuilding in the hospitality industry will adversely affect occupancy levels and pricing, our ability to lower operating expenses and gain market share through sales efforts, operating performance of the hotels we own, lease and manage, general economic conditions, the availability of financing to franchisees on acceptable terms, the market acceptance of the Candlewood brand, the ability to attract and retain franchisees, the risk that signed franchise agreements may not result in the construction or opening of hotels, the ability to attract and retain quality personnel and the risk that openings may be delayed, and other factors described in our Quarterly Report on Form 10-Q. Actual results may differ materially from management’s expectations.

The forward-looking statements made in this release reflect the opinion of management as of the date of the release. Please be advised that subsequent developments are likely to cause these statements to become outdated with the passage of time. We do not intend, however, to update this press release or any statement made herein prior to our next quarterly earnings release.

www.candlewoodsuites.com

FINANCIAL TABLES TO FOLLOW...

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Candlewood Hotel Company, Inc.
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CANDLEWOOD HOTEL COMPANY, INC.
SECOND QUARTER OPERATING RESULTS
(Unaudited) (In thousands, except share and per share data)

	For the three-months ended		For the six-months ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues:
Hotel operations	$30,856	$32,397	$59,402	$62,373
Franchise and management fee income	1,337	1,184	2,390	2,115
(Loss) from joint ventures	(870)	(297)	(1,964)	(772)

Total hotel operating revenues	31,323	33,284	59,828	63,716

Proceeds from sales of hotels, net of deferred gain of $0 and $0, respectively	—	145,000	—	145,000
Deferred gain recognition on sales of hotels	405	355	810	638

Total revenues	31,728	178,639	60,638	209,354

Operating costs and expenses:
Hotel operating expenses	18,996	20,570	37,587	39,772
Corporate operating expenses	1,823	1,726	3,210	3,168
Rent expense on leased hotels	11,500	10,946	22,982	18,120
Depreciation and amortization	1,351	1,121	2,603	3,790
Impairment loss on assets held for sale	3,645	—	3,645	8,604
Loss on extinguishment of debt	—	2,115	—	2,115

Total operating costs and expenses	37,315	36,478	70,027	75,569

Costs of hotels sold	—	145,000	—	145,000

	(5,587)	(2,839)	(9,389)	(11,215)
Interest income	28	92	64	185
Interest expense	(1,258)	(1,527)	(2,405)	(4,955)

Income (loss) before preferred stock dividends	(6,817)	(4,274)	(11,730)	(15,985)
Preferred stock dividends	(2,765)	2,000	(5,097)	(3,979)

Net (loss) available to common stockholders	$(9,582)	$6,274	$(16,827)	$(19,964)

Per share data:
Net (loss) per share of common stock-basic and diluted	$(1.06)	$(0.69)	$(1.86)	$(2.21)

Weighted average shares outstanding — basic and diluted	9,025	9,025	9,025	9,025

Candlewood Hotel Company, Inc.
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CANDLEWOOD HOTEL COMPANY, INC.

	For the three-months ended		For the six-months ended
	June 30,		June 30,

	2003	2002	2003	2002

Hotel statistics (Candlewood owned, leased or managed)
# of Hotels	79	78	79	78
Average occupancy %	74.3%	78.9%	71.1%	75.8%
Average daily rate	$55.17	$55.11	$55.79	$55.57
Revenue per available room	$40.96	$43.50	$39.66	$42.12
Growth	-5.8%		-5.8%
Hotel statistics — comparable hotels (owned, leased or managed open as of beginning of period)
# of Hotels	78	78	77	77
Average occupancy %	74.1%	78.9%	70.9%	75.8%
Average daily rate	$54.90	$55.11	$55.56	$55.56
Revenue per available room	$40.70	$43.50	$39.39	$42.12
Growth	-6.4%		-6.5%

	As of June 30,

	2003	2002

Open Hotels
Owned	12	11
Leased	57	57
Managed (1)	2	2
Joint Venture	8	9
Franchised	34	29

Total Open	113	108

Under Construction
Owned	—	—
Leased	—	—
Managed	—	—
Joint Venture	—	—
Franchised	4	2

Total Under Construction	4	2

Total Hotels	117	110

Open Rooms
Owned	1,443	1,300
Leased	6,888	6,888
Managed (1)	203	203
Joint Venture	1,016	1,159
Franchised	3,326	2,965

Total Open	12,876	12,515

Under Construction Rooms
Owned	—	—
Leased	—	—
Managed	—	—
Joint Venture	—	—
Franchised	433	149

Total Under Construction	433	149

Total Rooms	13,309	12,664

Signed Franchise Agreements	19	25

(1)	Includes two managed hotels not under the Candlewood brand.

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